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CONSENT OF

INDEPENDENT PUBLIC ACCOUNTANTS



Summit Securities, Inc.
Spokane, Washington

     We consent to the inclusion in this Registration Statement on Form S-2 of our report dated November 11, 1994 except for Note 9 as to which the date is December 15, 1994 which includes an explanatory paragraph describing changes in the Company's method of accounting for repossessed real property and income taxes relating to our audits of the consolidated financial statements of Summit Securities, Inc.

     We consent to the inclusion in this Registration Statement on Form S-2 of our report dated January 12, 1995, which includes an explanatory paragraph describing changes in the Company's method of accounting for investments in certain debt securities in 1993 relating to our audit of the financial statements of Old Standard Life Insurance Company.

     We also consent to the reference to our firm under the caption
"Experts".


                       /s/ COOPERS & LYBRAND

COOPERS & LYBRAND


Spokane, Washington
February 3, 1995